EXHIBIT 3.101
CERTIFICATE OF INCORPORATION
OF
PSI HOSPITALS, INC.
     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware General Corporation Law”), hereby certifies that:
     FIRST: The name of the corporation (hereinafter called the “Corporation”) is PSI Hospitals, Inc.
     SECOND: The address, including street number, city, and county, of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.
     THIRD: The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
     FOURTH:
     1. The maximum number of shares of stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock having a par value of $0.01 per share, which shares shall not be subject to any preemptive rights.
     2. Pursuant to Section 151 of the Delaware General Corporation Law, a statement of the designations, powers, preferences and rights, and the qualifications and restrictions thereof, in respect of each class of capital stock is as follows:
     A. COMMON STOCK
          (i) Dividends and Distributions. Except as otherwise provided by this Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock, from time to time by a resolution or resolutions adopted by the Board of Directors.
          (ii) Voting Rights. All holders of Common Stock shall be entitled to notice of any stockholders’ meeting. Subject to the provisions of any applicable law and except as otherwise provided in this Certificate of Incorporation, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.
          (iii) Liquidation, Dissolution or Winding Up. Except as otherwise provided in this Certificate of Incorporation, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared pro rata among the holders of the Common Stock.
     3. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the Corporation’s capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine by a resolution or resolutions adopted by a majority of the Board of Directors then in office.
     FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
J. Gregory Giffen, Esq.	Harwell Howard Hyne
Gabbert & Manner, P.C.
315 Deaderick Street
Suite 1800
Nashville, Tennessee 37238-1800
     SIXTH: The Corporation shall have perpetual existence.
     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation, or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority and number representing three-fourths (3/4) in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, the case may be, and also on this Corporation.
     EIGHTH:
     1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.
     2. The Board of Directors shall consist of not less than two (2) nor more than fifteen (15) persons, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office.
     3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders, except as otherwise provided by applicable law; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
     NINTH: The personal liability of the director of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of clause (b) of §102 of the Delaware General Corporation Law, as the same may be amended or supplemented. The provisions of this Article Ninth are not intended to, and shall not, limit, supersede or modify any other defense available to a director under applicable law. Any repeal or modification of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     TENTH:
     1. The Corporation shall, to the fullest extent permitted by §145 of the Delaware General Corporation Law, as the same may be amended or supplemented (but in the case of any such amendment or supplement, only to the extent that such amendment or supplement permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or supplement), indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may, in its sole discretion and to the fullest extent permitted by §145 of the Delaware General Corporation Law, as the same may be amended or supplemented, indemnify any and all employees and agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
     2. The Corporation shall pay the expenses incurred in defending any proceeding against a director or officer which is or may be subject to indemnification pursuant to this Article Tenth in advance of final disposition of such proceeding; provided, however, that the payment of such expenses incurred by a director or officer shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or office is not entitled to be indemnified under this Article Tenth or otherwise. The Corporation may, in its sole discretion, advance expenses incurred by its employees or agents to the same extent as expenses may be advanced to its directors and officers hereunder.
     3. The rights conferred on any person by this Article Tenth shall be deemed contract rights and shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Corporation’s Bylaws, agreement, or vote of stockholders or disinterested directors or otherwise.

     4. The Corporation may purchase and maintain insurance to protect itself and any other director, officer, employee or agent of the Corporation or any corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.
     ELEVENTH:
     1. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed in accordance with the laws of the State of Delaware.
     2. The Corporation’s Bylaws may be amended, added to or repealed by an affirmative vote of at least a majority of either (i) the shares of the Corporation’s capital stock entitled to vote thereon, or (ii) the Board of directors.
     The undersigned, being the incorporator, for the purpose of forming a Corporation under the laws of the State of Delaware does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and, accordingly, has here to set my hand and seal this 29th day of October, 2001.

/s/ J. Gregory Giffen
J. Gregory Giffen, Incorporator

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
PSI HOSPITALS, INC.
     PSI Hospitals, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     1. The name of the corporation is PSI Hospitals, Inc.
     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first Article thereof and by substituting in lieu of said Article the following:
“FIRST: The name of the corporation (hereinafter called the “Corporation”) is Texas Hospital Holdings, Inc.”
     3. This amendment to the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     4. This Certificate of Amendment to this Certificate of Incorporation of the Corporation shall be effective on March 31, 2006.
     Dated this 15th day of March, 2006.

PSI Hospital, Inc.
/s/ Christopher L. Howard
Christopher L. Howard
Vice President